                                                                     EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT
                                      Of
                           ARTICLES OF INCORPORATION
                                      Of
                       PINNACLE OIL INTERNATIONAL, INC.
                            (A Nevada corporation)


                                                  Filed by : ___________________

     R. Dirk Stinson and Terrence Dunne, the duly elected and acting President and Secretary, respectively, of Pinnacle Oil International, Inc., a Nevada corporation (the "Company"), do hereby certify that the Board of Directors of the Company, without a meeting by written consent, in accordance with Section 78.930(1)(a) of the Nevada Revised Statutes, and the stockholders of the Company, without a meeting by written consent, in accordance with Sections 78.390(1)(b) and 78.320(2) of the Nevada Revised Statutes, have each duly approved the following amendments to the of Articles of Incorporation of the
Company:

                                      I.

     Article IV of the Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

     "Article IV.   The Company is authorized to issue two (2) classes of
capital stock, namely, fifty million (50,000,000) shares of common voting equity stock, par value one mil ($0.001) (the "Common Stock") and eight hundred thousand (800,000) shares of convertible preferred stock, par value one mil ($0.001) (the "Series A Preferred Stock"). The Company's capital stock may be sold from time-to-time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value. The Series A Preferred Stock shall have the rights, preferences, privileges, and restrictions as specified below in Article X."

                                      II.

     Article X is added to the Articles of Incorporation to read as follows:

     "Article X.   The rights, preferences, privileges and restrictions granted to or imposed upon Series A Preferred Stock and the holders thereof are as follows:

     1.      Voting.
             ------
             (a)   General. Except for the voting rights exclusively granted to
                   -------
the holders of the Series A Preferred Stock as provided in subparagraph 1(b) and
                                                           -----------------
subparagraph 1(d) below, or as otherwise provided by law, the holders of Series
-----------------
A Preferred Stock shall not be entitled to vote, it being understood that the holders of Common Stock shall have and possess exclusive voting rights and powers.

             (b)   Mandatory Right to Vote for Directors. In the event the
                   -------------------------------------
number of shares of Series A Preferred Stock then outstanding shall be greater than four hundred thousand (400,000) shares, the holders of the Series A Preferred Stock shall have the exclusive right to elect to the Board of Directors of the Company such number of directors (the "Mandatory Series A Directors") which will, when aggregated with the number of directors elected by the holders of the Company's securities other than the Series A Preferred Stock (the "Non-Series A Directors"), equal one-sixth of such aggregated number of directors (or such
                   ---------
minimum whole number in excess of one-sixth in the event such number of aggregated directors is not a multiple of six). In the event the number of shares of Series A Preferred Stock then outstanding shall be less than four hundred thousand (400,000) shares, such right shall be eliminated in its entirety. The nominees of the holders of the Series A Preferred Stock for the Mandatory Series A Director positions shall be persons reasonably acceptable to the then serving Non-Series A Directors (other than those Mandatory Series A Directors previously elected pursuant to this subparagraph 1(b)) which consent
shall not be unreasonably withheld.           -----------------

         In calculating the number of shares of Series A Preferred Stock outstanding for purposes of determining the number of Mandatory Series A Directors whom the holders of the Series A Preferred Stock shall have the right to elect, and until such time as all outstanding shares of Series A Preferred Stock have been either converted into Common Stock pursuant to paragraph 4, or
                                                               -----------
redeemed pursuant to paragraph 5, shares of Series A Preferred Stock which have
                     -----------
been redeemed (but not shares which have been converted) shall be deemed outstanding.

         The Mandatory Series A Directors elected to the Board of Directors pursuant to this subparagraph 1(b) shall be in addition to the Non-Series A
                 -----------------
Directors. The holders of the Common Stock shall have no right to vote for the Mandatory Series A Directors, and the holders of the Series A Preferred Stock shall have no right to vote for the Non-Series A Directors. The removal of any Mandatory Series A Directors shall require only the affirmative vote of holders of a majority of the then outstanding shares of the Series A Preferred Stock. The vacancy of any Mandatory Series A Director position from whatever cause, shall require only the affirmative vote of holders of a majority of the then outstanding shares of the Series A Preferred Stock.

         (c) Discretionary Right to Vote for Directors. The Non-Series A
             -----------------------------------------
Directors shall have the right, in their sole discretion and without any obligation to do so, to allow the holders of the Series A Preferred Stock to appoint one (1) or more directors to the Board of Directors in addition to the Mandatory Series A Directors appointed pursuant to subparagraph 1(b) (the "Additional Series A Directors"). Should any such Additional Series A Director position be established by the Board, such position shall be appointed by the holders of the Series A Preferred Stock pursuant to this subparagraph 1(c). The nominees of the holders of the Series A Preferred Stock for the Additional Series A Director positions shall be persons reasonably acceptable to the then serving Non-Series A Directors, which consent shall not be unreasonably withheld. Any Additional Series A Director position created shall not be aggregated with the Non-Series A Directors for purposes of determining the number of Mandatory Series A Directors the holders of the Series A Preferred Stock may elect pursuant to subparagraph 1(b).
                            -----------------

         The Additional Series A Directors elected to the Board of Directors pursuant to this subparagraph 1(c) shall be in addition to the Non-Series A
                 -----------------
Directors and the Mandatory Series A Directors. The holders of the Common Stock shall have no right to vote for the Additional Series A Directors. The removal of any Additional Series A Directors shall require only the affirmative vote of holders of a majority of the then outstanding shares of the Series A Preferred Stock. The vacancy of any Additional Series A Director position, from whatever cause, shall require only the affirmative vote of holders of a majority of the then outstanding shares of the Series A Preferred Stock. Anything in this subparagraph 1(c) to the contrary notwithstanding, the Non-Series A Directors
-----------------
may, at any time and for any reason, reduce or eliminate any previously authorized Additional Series A Director position.

         Restrictive Covenants; Protective Voting Provisions. So long as any
         ---------------------------------------------------
shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the consent, either expressed in writing or by affirmative vote at a meeting called for that purpose, of at least a majority, i.e., more than fifty percent (50%), of the total number of shares of Series A Preferred Stock then outstanding, as a class, in addition to the vote or written consent of the outstanding shares of Common Stock as may be required under the Nevada

Revised Statutes:

         (1) Change, amend, or repeal any of the provisions of these Articles of Incorporation applicable to Series A Preferred Stock which would adversely affect the rights, preferences, privileges, and restrictions of Series A Preferred Stock or authorize the Board of Directors to do so;

         (2) Increase or decrease the presently authorized number of shares of Series A Preferred Stock;

         (3) Effect an exchange, reclassification, or cancellation of all or part of Series A Preferred Stock or effect an exchange, or create a right of exchange, of all or part of the shares of any other class into Series A Preferred Stock;

         (4) Create any new class of shares (or any security convertible into such shares) ranking on a parity with or having rights, preferences, or privileges, as to assets, senior to the Series A Preferred Stock;

         (5) Create any new class of shares (or any security convertible into such shares) ranking on a parity with or having rights, preferences, or privileges, as to assets, junior to the Series A Preferred Stock but senior to the Common Stock;

         (6) Declare, pay or make a distribution (other than a dividend payable in cash or property pursuant to paragraph 2 with respect to any shares of
                                    -----------
    the capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation or distribution (except in shares of, or warrants or rights to subscribe for or purchase shares of the Company which are junior to the Series A Preferred Stock as to assets), if after giving effect to that distribution there is accrued but unpaid dividends pursuant to paragraph 2 below or Series A Liquidation Preference pursuant to paragraph 3
    -----------
    below (if applicable);

         (7) Declare or pay any dividend payable in cash or property out of legally available cash or property therefor (which shall be determined after taking into consideration provision for the Series A Liquidation Preference) pursuant to paragraph 2, unless (i) such dividend relates to the issuance of shares of Common Stock as a dividend on outstanding shares of Common Stock, or (ii) the holders of Series A Preferred Stock then outstanding are entitled to participate in such dividend pursuant to paragraph 2;

         (8) Merge or consolidate the Company (other than a short-form merger which does not require the vote of the stockholders of the Company) with or into another corporation or corporations;

         (9) Sell or convey all or substantially all of the assets or business of the Company (except to a wholly owned subsidiary);

         (10) Dissolve, liquidate or wind-up the Company; or

         (11) Make an assignment for the benefit of creditors, or file a petition under any federal, state or provincial bankruptcy law or statute, which petition is not vacated within ninety (90) days.

    2.    Dividends. Whenever the Company shall declare any dividends in cash
          ---------
and/or property out of legally available cash or property therefor (which shall be determined after taking into consideration provision for the Series A Liquidation Preference) on any shares of its Common Stock (or on any shares of the Company which are junior to the Series A Preferred Stock), the Board of Directors may, in its sole discretion and without any obligation to do so, entitle the holders of Series A Preferred Stock then outstanding to participate in such dividend, with each holder of Series A Preferred Stock to receive an amount of cash or property paid with respect to such declared dividend as such holder of Series A Preferred Stock would have received if such holder had converted all of his, her or its shares of Series A Preferred Stock into Common Stock in accordance with paragraph 4 (or, if applicable, into such
                                     -----------
shares of the Company which are junior to the Series A Preferred Stock), immediately prior to the date and time of declaration. Except as provided in the preceding sentence, the holders of the Series A Preferred Stock shall have no right to participate in, and no dividends shall be paid with respect to, the Series A Preferred Stock. No interest shall accrue on any unpaid dividend to which the t holders of Series A Preferred Stock may be entitled pursuant to this paragraph 2.
-----------

     3.    Liquidation, Dissolution, or Winding Up.
           ---------------------------------------

           (a)  General. In the event of a voluntary or involuntary liquidation,
                -------
dissolution, or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company, whether those assets are capital or surplus of any nature, an amount equal to seven dollars and fifty cents ($7.50) per share of Series A Preferred Stock, and no more (the "Series A Liquidation Preference"), before any payment shall be made or any assets distributed to the holders of Common Stock or any other junior equity security. If, upon liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to those shareholders of the full Series A Liquidation Preferences, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.

           (b)  Scope of Liquidation, Dissolution or Winding Up. Neither the
                -----------------------------------------------
recapitalization or reclassification of the capital stock of the Company, or the merger or consolidation of the Company with or into any other corporation or corporations, or the reorganization of the Company (including an exchange reorganization or a sale-of-assets reorganization), or the sale or conveyance of all or substantially all of the assets of the Company, shall be deemed a liquidation, dissolution, or winding up of the Company within the meaning of this paragraph 3.
     -----------

     4.    Conversion.
           ----------

           (a) Voluntary Conversion by Preferred Stockholders. Each share of the
               ----------------------------------------------
Series A Preferred Stock shall be convertible, at the option of the respective holder of such share, at any time, at the office of the Company or any transfer agent for such share, initially into such number of fully paid and nonassessable shares of Common Stock as would be determined by dividing seven dollars and fifty cents ($7.50) by the Conversion Price (as such term is defined below in subparagraph 4(b) in effect at the date of surrender of the Series A Preferred
-----------------
Stock to be converted (as such date is hereinbelow more particularly described). Before any shares of Series A Preferred Stock may be converted into Common Stock at the option of the holder, the holder must surrender the certificate or certificates for those shares, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Company or of any transfer agent for the Series A Preferred Stock. The holder shall also give written notice to the Company at such office that the holder elects to convert a specified number or all of the shares represented by the surrendered certificate(s). The notice shall also specify the name or names in which the holder wishes the certificate or certificates for Common Stock to be issued. If a name specified is not that of the holder, the notice shall also state the address of the new holder and any other information required by law. The Company shall, as soon as practicable thereafter, issue and deliver to the holder of Series A Preferred Stock converted, or that holder's nominee or nominees, certificates for the number of full shares of Common Stock to which the holder shall be entitled, to receive together with a scrip certificate or cash in lieu of any fraction of a share as provided below in subparagraph 4(f). The person or persons entitled to receive
                  -----------------
shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on that date.

    (b) Conversion Price. The price at which shares of Common Stock shall be
        ----------------
deliverable upon conversion pursuant to this paragraph 4 shall be initially
                                             -----------
seven dollars and fifty cents ($7.50) per share of Common Stock (the "Conversion Price"). The initial Conversion Price shall be subject to adjustment from time to time in certain instances, as provided below in subparagraph 4(c). No
                                                   -----------------
adjustment on account of any dividends accrued and unpaid on the Series A Preferred Stock surrendered for conversion shall be made to the Conversion Price without the prior written consent of the Company.

    (c) Adjustment to Conversion Price. If the Company shall after the first
        ------------------------------
date of issuance of the Series A Preferred Stock (the "Issue Date") issue any shares of Common Stock, and if the Conversion Price in effect immediately prior to the close of business on such date of issuance subsequent to the Issue Date (the "Adjustment Date") exceeds the amount determined as of the close of business on the Adjustment Date (the "Adjustment Amount") by dividing (x) a sum equal to the aggregate of the amount of all consideration received by the Company upon all issues of shares of Common Stock on or after the Issue Date, by
(y) the total number of all such shares of Common Stock issued on or after the Issue Date, then the Conversion Price shall be reduced effective at the close of business on the Adjustment Date by an amount equal to the sum by which the then effective Conversion Price exceeds the Adjustment Amount, with any fractions of one cent (one cent) being rounded down. For purposes of this subparagraph 4(c),
the following provisions shall be applicable:                -----------------

         (1) Any shares of Common Stock directly or indirectly pursuant to (i) options or warrants granted before the Issue Date, (ii) options or warrants or shares of Common Stock granted pursuant to rights to receive such securities granted before the Issue Date, or (iii) options, warrants or grants awarded after the Issue Date but pursuant to a stock plan approved before the Issue Date, shall be disregarded;

         (2) If the Company shall issue or sell for cash shares of Common Stock, or any shares or obligations convertible into or exchangeable for shares of Common Stock, the consideration received by the Company shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company for any underwriting of, or otherwise in connection with, the issue or sale.

         (3) If the Company shall issue or sell shares of Common Stock to an underwriter without payment of any commission, the consideration received by the Company shall be deemed to be the full amount at which those securities are initially offered by the underwriter to the public.

         (4) If the Company shall issue (otherwise than upon conversion or exchange of obligations or shares of stock of the Company) additional shares of Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company for those shares shall be deemed to be (i) the closing sales price for the Common Stock as of the close of the last trading day for the Common Stock in the event there is a public trading market for such shares, and (ii) the current fair market value of such issued shares of Common Stock as determined by the Board of Directors in its reasonable discretion in the event a public trading market for such shares does not exist.

         (5) If the Company shall issue or sell for cash shares of Common Stock to its officers, employees, directors, consultants, or agents for a consideration per share (whether cash, other than cash, or partly other than cash) less than the Conversion Price in effect immediately prior to the issuance thereof, and such additional shares of Common Stock are issued pursuant as compensation for services rendered or to be rendered by such directors, officers, employees, consultants or agents other than pursuant to a stock plan described in clause 4(c)(1), the consideration per share received by the Company
             --------------
for each such share shall be deemed to be (i) the closing sales price for the Common Stock as of the close of the last trading day for the Common Stock in the event there is a public trading market for such shares, and (ii) the current fair market value of such issued shares of Common Stock as determined by the Board of Directors in its reasonable discretion in the event a public trading market for such shares does not exist.

         (6) If the Company shall issue in any manner any rights to subscribe for or to purchase Common Stock or any options for the purchase of Common Stock (other than the issuance referred to in clause 4(c)(4)), at a consideration per
                                        --------------
share (as computed below in clause 4(c)(8)) less than the Conversion Price in
                            --------------
effect immediately prior to the date of the offering of such rights or the granting of such options, as the case may be, all shares of Common Stock that the holders of those rights or options shall be entitled to subscribe for or purchase pursuant to those rights or options shall be deemed to be issued or sold as of the date of the offering of those rights or the granting of those options, as the case may be, and the minimum aggregate consideration named in those rights or options for the shares of Common Stock covered thereby, plus the consideration, if any, received by the Company for those rights or options, shall be deemed to be the consideration actually received by the Company (as of the date, as the case may be, of the offering of those rights or the granting of those options), for the issuance of those shares.

         (7) If the Company shall issue in any manner any obligations or any shares of the Company (other than shares of the Series A Preferred Stock) that shall be convertible into or exchangeable for shares of Common Stock, at a consideration per share (as computed below in clause 4(c)(8)) less the
                                              --------------
Conversion Price in effect immediately prior to the date such obligations or shares are issued, all shares of Common Stock issuable upon such conversion or exchange of those obligations or shares shall be deemed to be issued as of the date those obligations or shares are issued, and the amount of the consideration received by the Company for those additional shares of Common Stock shall be deemed to be the total of (x) the amount of consideration received by the Company upon the issuance of those shares or obligations, as the case may be, plus (y) the minimum aggregate consideration, if any, other than those obligations or shares, received by the Company upon such conversion or exchange, except in adjustment of interest and dividends.

         (8) The amount of the consideration received by the Company upon the issuance of any rights or options referred to in clause 4(c)(6)) above, or upon
                                                 --------------
the issuance of any obligations or shares that are convertible or exchangeable as described in clause 4(c)(7) above, and the amount of the consideration, if
                --------------
any, other than such obligations or shares so convertible or exchangeable, receivable by the Company upon the exercise conversion or exchange thereof shall be determined in the same manner as provided in clause 4(c)(1) and clause
                                                --------------     ------
4(c)(4) above with respect to the consideration received by the Company in case
-------
of the issuance of additional shares of Common Stock; provided, however, that if the obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the consideration received by the Company upon the original issuance of the obligations or the value of those obligations or shares, as of the date of the adoption of the resolutions declaring the dividend, shall be determined by the Board of Directors at or as of that date. Upon the expiration of any rights or options referred to in clause 4(c)(6), or
                                                            --------------
the termination of any right of conversion or exchange referred to in clause
                                                                      ------
4(c)(7), the Conversion Price then in effect shall be readjusted to the
-------
Conversion Price that would have applied had the adjustments made upon the issuance of the option, right, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of those rights or options, or upon the conversion or exchange of those securities.

         (9) The number of shares of Common Stock at any time outstanding shall include any outstanding shares of Common Stock then owned or held by or for the account of the Company, and the number of shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

            (10) Each share of Common Stock issued upon conversion of Series A Preferred Stock shall be deemed to have been issued for a consideration equal to the Conversion Price in effect at the time of issuance.

            (11) If the Company shall issue additional shares of Common Stock as a dividend, (i) the aggregate number of shares of Common Stock issued in payment of the dividend for purposes of prospective calculations under this paragraph 4(c) shall be deemed to have been issued and to be outstanding on
   --------------
   the day next succeeding the record date for the determination of stockholders entitled to the dividend and shall be deemed to have been issued without consideration; and (ii) the Conversion Price shall be adjusted pursuant to the terms of paragraph 4(e) in lieu of this paragraph 4(c).
                --------------                 --------------

            (12) The term dividend, as used in this subparagraph 4(c), shall
                                                    -----------------
   mean a dividend or other distribution upon shares of the Company; and, in the event of a declaration of a dividend by the Company without the fixing of a record date for the determination of shareholders entitled thereto, the date fixed by applicable law for the determination of the shareholders entitled thereto shall be deemed to be the record date.

        (d) Subdivision, Stock Dividend, Combination. If the Company shall issue
            ----------------------------------------
additional shares of Common Stock as a dividend, (i) the aggregate number of shares of Common Stock issued in payment of the dividend for purposes of prospective calculations under this paragraph 4(c) shall be deemed to have been
                                    --------------
issued and to be outstanding on the day next succeeding the record date for the determination of stockholders entitled to the dividend and shall be deemed to have been issued without consideration, and (ii) the Conversion Price shall be adjusted pursuant to the terms of paragraph 4(e) in lieu of this paragraph 4(c).
                                  --------------                 --------------

        (e) Subdivision, Stock Dividend, Combination. If the Company shall at
            ----------------------------------------
any time subdivide the outstanding shares of Common Stock, or shall issue shares of Common Stock as a dividend on the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to that subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to that combination shall be proportionately increased, effective at the close of business on the date of the subdivision, division, or combination. For the purposes of this subparagraph 4(e), the date
                                                   -----------------
of issuance of any such dividend shall be determined in accordance with clause
                                                                        ------
4(c)(11).
--------

        (f) Fractional Shares. No fractional shares of Common Stock shall be
            -----------------
issued upon the conversion of Series A Preferred Stock. If any fractional shares of Common Stock would, except for the provisions of this subparagraph 4(f), be
                                                         -----------------
deliverable upon the conversion of any shares of Series A Preferred Stock, the Company shall, in lieu of delivering the fractional share therefor, at its option either: (i) adjust the fractional interest by payment to the holder of the converted Series A Preferred Stock of an amount in cash equal (computed to the nearest cent) to the current market value of the fractional interest as determined by the Board of Directors in its reasonable discretion, unless the current market value of such fractional interest does not exceed ten dollars ($10), in which case the fractional interest may be adjusted by rounding off such shares of Common Stock to be issued upon the conversion to the nearest whole share; or (ii) issue non-dividend bearing and non-voting scrip certificates for fractions of a share which would otherwise be issuable, in form and containing terms and conditions as determined by the Board of Directors, and exchangeable, within the period following the date of issue as the Board of Directors shall fix, together with other unexpired scrip certificates of like tenor aggregating one or more full shares, for share certificates representing a full share or shares.

        (g) Statement. Immediately upon the adjustment of the Conversion Price,
            ---------
the Company shall maintain at its principal executive office and file with the transfer agent, if any, for Series A Preferred Stock, a statement, signed by the Chairman of the Board, or the President, or a Vice President of the Company and by its Chief Financial Officer or an Assistant Treasurer, documenting in reasonable detail the facts requiring the adjustment and the Conversion Price after the adjustment. The transfer agent, if any, shall be under no duty or responsibility with respect to any such statement except to exhibit the same from time to time to any holder of Series A Preferred Stock desiring an inspection.

        (h) Recapitalization or Reclassification; Merger or Consolidation;
            --------------------------------------------------------------
Reorganization; Right to Receive Series A Liquidation Preference. If there shall
----------------------------------------------------------------
occur any recapitalization or any reclassification of the capital stock of the Company, or the merger or consolidation of the Company with or into another corporation or corporation, or the reorganization of the Company (including an exchange reorganization or a sale-of-assets reorganization), or any transaction in which all or substantially all of the assets of the Company are sold (with the exception, in all of the above cases, of (i) any transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including a merger into a wholly-owned subsidiary; or (ii) a merger with or into a corporation that is controlled by the Company immediately after the transaction), the holders of the Series A Preferred Stock shall be entitled to receive, in cash or securities, the amount they would have received upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company pursuant to paragraph 3 hereof.
                                                      -----------

        (i) Notice of Events Pertinent to Conversion Rights. In any of the
            -----------------------------------------------
following events occurs: (i) the Company shall set a record date for the purpose of entitling the holders of its Common Stock to receive a dividend, or any other distribution of property or securities of the Company; (ii) the Company shall set a record date for the purpose of entitling the holders of its Common Stock, as a class, to subscribe for or purchase any shares of any class or securities convertible into or exchangeable for shares of any class, or any option, right or warrant, to subscribe therefor; (iii) the merger or consolidation of the Company (other than a short-form merger which does not require the vote of the stockholders of the Company) with or into another corporation or corporations;
(iv) any reorganization of the Company (including any exchange reorganization or sale-of-assets reorganization), any recapitalization or reclassification of the capital stock of the Company; or (v) the voluntary or involuntary dissolution, liquidation, or winding up of the Company; then, and in any such case, the Company shall cause to be mailed to the holders of record of the outstanding Series A Preferred Stock, at least thirty (30) days prior to the date hereinafter specified, a notice stating the date (x) that has been set as the record date for the purpose of the dividend, distribution, or rights subscription as hereinabove described in clause (i) and clause (ii) of this
                                         ----------     -----------
subparagraph 4(i), or (y) on which the merger or consolidation, reorganization,
-----------------
liquidation, dissolution or winding up described in clause (iii) through clause
                                                    ------------         ------
(v) of this subparagraph 4(i) is to take place.
---         -----------------

        (j) Reservation of Common Stock. The Company shall at all times reserve
            ---------------------------
and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting conversion of its Series A Preferred Stock pursuant to the terms of this paragraph 4, the full number of shares of Common Stock
                  -----------
deliverable upon conversion of all Series A Preferred Stock from time-to-time outstanding. The Company shall from time to time, in accordance with Nevada law, increase the authorized amount of its Common Stock if at any time the authorized number of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of Series A Preferred Stock at that time outstanding .

        (k) Costs; Taxes. The Company shall pay any and all issue and other
            ------------
taxes that may be payable in respect of any issued or delivered shares of Common Stock upon conversion of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting that issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that the tax has been paid.

        (l) No Reissuance. Once converted into Common Stock, shares of Series A
            -------------
Preferred Stock shall be appropriately cancelled on the books of the Company and retired to treasury, and such shares may not be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

        (m) Capital Stock. Whenever reference is made in these provisions to the
            -------------
issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company (other than Series A Preferred Stock) with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company.

    5.  Redemption.

        (a) General. The Company may, without any obligation to do so, to the
            -------
extent and on the terms permitted in this paragraph 5, redeem the Series A
                                          -----------
Preferred Stock outstanding as of such date upon the occurrence of any of the following event, subject, however, to the conversion rights of the holders of the Series A Preferred Stock pursuant to paragraph 4:
                                         -----------

           (1) On or after two (2) years after the initial issuance of the Series A Preferred Stock; in which event the Company may redeem any or all of shares of Series A Preferred Stock outstanding as of such date. If the Company elects to redeem less than all of the Series A Preferred Stock outstanding, then such outstanding shares shall be redeemed ratably, based upon the number of shares of Series A Preferred Stock held by each holder.

            (2) In the event the holders of the Series A Preferred Stock shall not approve any of the transactions described in paragraph 1(d)(5) through
                                                     -----------------
    paragraph 1(d)(10) (but excluding paragraph 1(d)(7)); provided, however, in
    ------------------                -----------------
    any such event the Company may elect only to redeem shares of the Series A Preferred Stock which have not expressly voted in favor of the disapproved transaction.

            (3) In the event an initial holder of the Series A Preferred Stock shall sell, assign or otherwise transfer any of his, her or its shares of Series A Preferred Stock (with the exception of any such sale, assignment or transfer to any party who is an affiliate of such holder or, if such holder is an entity, an owner of such entity), the Company may redeem any or all of shares of Series A Preferred Stock so sold, assigned or transferred.

        (b) Redemption Mechanics. The Company shall give each holder of record
            --------------------
of shares of Series A Preferred Stock written notice (the "Redemption Notice") of the Company's election to redeem all or any portion of the outstanding shares of Series A Preferred Stock effective as of the date specified in the Redemption Notice (the "Redemption Date"), which date shall not be less than forty-five
(45) days from the date of the Redemption Notice. The holders of the outstanding shares of Series A Preferred Stock shall have thirty (30) days from the date of the Redemption Notice to exercise their rights to convert their shares of Series A Preferred Stock into Common Stock pursuant to paragraph 4. The Redemption
                                                -----------
Notice shall be addressed to each holder at his address as shown by the records of the Company.

        (c) Redemption Price and Payment. The shares of Series A Preferred Stock
            ----------------------------
to be redeemed shall be redeemed by paying for each share an amount equal to the Series A Liquidation Preference with respect to such share (the "Redemption Price"). If the Company shall not have legally sufficient cash to permit redemption of all shares of Series A Preferred Stock to be redeemed, then such outstanding shares shall be redeemed ratably, based upon the number of shares of Series A Preferred Stock held by each holder. Payment shall be made in cash, by cashiers check payable to the order of the holder, or by other immediately available funds, all in U.S. dollars, forty-five (45) days from the date of the Redemption Notice or as of such later date as certificates evidencing the shares of Series A Preferred Stock are surrendered to the Company for cancellation (or reissuance of any portion of such certificates not redeemed). From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of the Series A Preferred Stock to be redeemed shall cease as of such Redemption Date, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

         (d) Retirement of Redeemed Shares. Any shares of Series A Preferred
             -----------------------------
Stock redeemed pursuant to this paragraph 5 shall be cancelled and retired to treasury, and shall not under any circumstances be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

     6.  No Assessments Permitted; Partial Payment Allowed. Series A Preferred
         -------------------------------------------------
Stock shall not be assessable. Series A Preferred Stock may, at the discretion of the Board of Directors, be issued partially paid, so long as the par value of the Series A Preferred Stock is paid.

     7.  Application to Other Junior Shares. The preferences of Series A
         ----------------------------------
Preferred Stock over Common Stock shall also apply to any shares ("other junior shares") hereafter authorized which are junior to Series A Preferred Stock as to assets; and all prohibitions, limitations, or restrictions upon the declaration or payment of any distribution of assets upon, or the application of any assets to the purchase, redemption, or other acquisition of Common Stock shall correspondingly apply to similar action in respect of other junior shares."

                                     III.

     The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Company, without a meeting by written consent, in accordance with Section 78.930(1)(a) of the Nevada Revised Statutes.

                  [Balance of Page intentionally left blank]

                                      IV.

     The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders of the Company, without a meeting by written consent, in accordance with Sections 78.390(1)(b) and 78.320(2) of the Nevada Revised Statutes. The total number of outstanding shares of the Company is 12,015,219 shares of Common Stock. An affirmative vote of a majority, i.e., more than fifty percent (50%), of the outstanding shares of such stock is required for approval of the amendment under Section 78.390(1)(b) of the of the Nevada Revised Statutes. A majority of the outstanding shares of Common Stock voted in favor of the amendment, without a meeting by written consent, in accordance with Section 78.320(2) of the Nevada Revised Statutes, thereby satisfying the approval requirements of Section 78.390(1)(b) of the of the Nevada Revised Statutes.

     We hereby each further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

Dated: March 31, 1998

                                                         /s/ R. Dirk Stinson
                                                    ----------------------------
                                                    R. Dirk Stinson, President


                                                         /s/ Terrence Dunne
                                                    ----------------------------
                                                    Terrence Dunne, Secretary

                             )
Province of Alberta, Canada  )
                             )


On the______ day of ______________, 1998, before me, the undersigned, a notary public in and for said state, personally appeared R. Dirk Stinson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Certificate Of Amendment Of Articles Of Incorporation Of Pinnacle Oil International, Inc. and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature: ______________________    (Seal)



State of Washington          )
                             )
County of ______________     )

On the______ day of ______________, 1998, before me, the undersigned, a notary public in and for said state, personally appeared Terrence Dunne, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Certificate of Amendment of Articles of Incorporation of Pinnacle Oil International, Inc. and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature: ______________________    (Seal)